EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated June 27, 2006, of Viropro, Inc. of our report dated March 28, 2006, relating to the financial statements of Viropro, Inc. as of November 30, 2005.

/s/ Stark Winter Schenkein & Co., LLP

Certified Public Accountants

June 27, 2006

Denver, Colorado